Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Files SK-1300 Technical Report Summary Disclosing Resources for Its Yuty Project in Paraguay

●	Total Disclosed Indicated Resource for Yuty is 8,962,000 lbs with 9,074,000 tons grading 0.049% U3O8

●	Total Disclosed Inferred Resource for Yuty is 2,203,000 lbs with 2,733,000 tons grading 0.040% U3O8

Corpus Christi, TX, July 20, 2022 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR, disclosing mineral resources for the Company’s Yuty Project in Paraguay (the “Project”). These mineral resources are based on 543 drill holes.

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●

S-K 1300 was adopted by the SEC to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format; and

●	The Yuty project geology is considered amenable to low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining methods.

The TRS was prepared under S-K 1300 and was filed on July 19, 2022, with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on July 19, 2022. The TRS was prepared on behalf of the Company by Douglas L. Beahm, P.E., P.G., Principal Engineer of BRS Engineering, by Clyde L. Yancey, P.G., Vice President of Exploration of UEC, and by Victor Fernandez-Crosa, Paraguay Country Manager for UEC.

Clyde Yancey, Vice President of Exploration, stated: “We are very pleased with the update and conversion of our Yuty Project NI 43-101 resources into new SEC S-K 1300 resources. The roll front geology apparent in the Yuty Project is very similar to our South Texas and Wyoming projects and offers excellent low-cost, environmentally friendly ISR mining capability. While our near-term priorities remain focused on Texas and Wyoming ISR production platforms, Yuty presents attractive long-term value and potential which is a great fit for our technical capabilities. As the world pushes for clean, safe, reliable energy, more uranium will be needed to fuel its growth and we are confident the Yuty Project will be part of that equation.”

About the Yuty Project

The Yuty Project is located in Paraguay, South America. The Company operates the Project through its wholly-owned subsidiary, Transandes Paraguay S.A., which holds a 100% interest in the Yuty Mining Exploration and Exploitation Concession (Yuty Concession) Contract (the “Contract”). The planned mining method for the Project is by ISR mining.

The Project comprises 117,232 hectares in southeastern Paraguay. Title to the Yuty Concession is now held through the Contract with the Republic of Paraguay (the “Republic”), which grants mining rights for a minimum period of 20 years.

NYSE American Symbol – UEC

The Project area is located within the Paraná Basin and is underlain by predominantly sedimentary rocks of undivided upper Permo-Carboniferous age. Uranium mineralization is sandstone hosted roll front type.

The area was explored extensively by Anschutz Corporation, of Denver, Colorado, in the late 1970s and early 1980s. Cue Resources Ltd. controlled the Project prior to acquisition by UEC and conducted exploration and verification drilling projects circa 2007 through 2011. UEC possesses the original drill data, from which a drill hole database has been developed and verified. Samples from Anschutz were not preserved, however, core samples from the area in the possession of UEC have been reviewed by the authors. Within the Project area, drill data from 543 drill holes, including hole location and radiometric equivalent data in 0.1 m downhole increments, were available for the preparation of the initial assessment as set forth in the TRS (the “IA”).

Mineral Resources

This IA for the Project has been prepared in accordance with the regulations set forth in S-K 1300 with the objective of disclosing the mineral resources at the Project.

Based on the density of drilling, continuity of geology and mineralization, testing and data verification, the mineral resource estimates meet the criteria for indicated or inferred mineral resources as summarized herein.

Estimated mineral resources are summarized in the following table for Indicated and Inferred Mineral Resources, respectively, at a 0.02 %eU3O8 grade cutoff and a 0.1 ft% GT cutoff. Mineral Resources were estimated separately for each mineralized horizon. Mineral Resources are not mineral reserves and do not have demonstrated economic viability. However, considerations of reasonable prospects for eventual economic extraction were applied to the Mineral Resource calculations herein.

Measured and Indicated Mineral Resources

Unit	Tons (millions)	Weighted Average Thickness (ft)	Weighted Average Grade (%U3O8)	Pounds U3O8 (millions)
Massive Sand Unit
0.1 ft% GT	7.233	10.2	0.048	6.969
Fine-Grained and Wavy Sand Units
0.1 ft% GT	1.842	3.5	0.054	1.994
Total Indicated Mineral Resource
0.1 ft% GT	9.074	7.3	0.049	8.962

Notes:

1.	SEC S-K 1300definitions were followed for all Mineral Resource categories.
2.	Mineral Resources are estimated using a long-term uranium price of $65 per pound.
3.	Numbers may not add up to the finalized amount due to rounding.

NYSE American Symbol – UEC

Inferred Mineral Resources

Unit	Tons (millions)	Weighted Average Thickness (ft)	Weighted Average Grade (%U3O8)	Pounds U3O8 (millions)
Massive Sand Unit
0.1 ft% GT	1.690	14.5	0.045	1.528
Fine-Grained and Wavy Sand Units
0.1 ft% GT	1.043	6.8	0.032	0.675
Total Inferred Mineral Resource
0.1 ft% GT	2.733	10.1	0.040	2.203

Notes:

1.	SEC S-K 1300 definitions were followed for all Mineral Resource categories.
2.	Mineral Resources are estimated using a long-term uranium price of $65 per pound.
3.	Numbers may not add up to the finalized amount due to rounding.

The technical information in this news release has been reviewed by each of Douglas L. Beahm, P.E., P.G., Principal Engineer of BRS Engineering, by Clyde L. Yancey, P.G., Vice President of Exploration of UEC, and by Victor Fernandez-Crosa, Paraguay Country Manager for UEC, being Qualified Persons under Item 1302 of Regulation S-K.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp.; and (3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

NYSE American Symbol – UEC

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.